Exhibit 99.1

GameStop Announces Voluntary Early Redemption of Senior Notes

Elimination of Long-Term Debt Will Further Strengthen Company’s Balance Sheet and Support Transformation

Grapevine, Texas (April 13, 2021) - GameStop Corp. (NYSE: GME), today issued an irrevocable notice of redemption to redeem $216.4 million in principal amount of its 10.0% Senior Notes due 2023 (the “Notes”) on April 30, 2021. This voluntary early redemption covers the entire amount of the outstanding Notes.

Notes will be redeemed by the Company using cash on hand, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest up to, but excluding, the redemption date of April 30, 2021, plus the applicable premium due to holders of the Notes in connection with an early redemption.

Notes are to be surrendered to U.S. Bank National Association (the “Trustee”) in exchange for the payment of the redemption price as more fully described in the notice of redemption sent to the registered holders of Notes.

About GameStop.

GameStop, a Fortune 500 company headquartered in Grapevine, Texas, is a leading specialty retailer offering games and entertainment products through its E-Commerce properties and thousands of stores. Visit www.GameStop.com to explore our products and offerings. Follow @GameStop and @GameStopCorp on Twitter and find us on Facebook at www.facebook.com/GameStop.

Cautionary Statement Regarding Forward-Looking Statements - Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, strategic and transformation initiatives, future operations, margins, profitability, comparable store growth, capital expenditures, liquidity, capital resources, expansion of technology expertise, and other financial and operating information, including expectations as to future operating profit improvement. Such statements include without limitation those about the Company’s expectations for fiscal 2021, future financial and operating results, projections and other statements that are not historical facts. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions, outcomes and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual developments, business decisions, outcomes and results to differ materially from those reflected or described in the forward-looking statements: macroeconomic pressures, including the effects of the COVID-19 pandemic on consumer spending and the Company’s ability to keep stores open; the impact of the COVID-19 pandemic on the Company’s business and financial results; the economic conditions in the U.S. and certain international markets; the amounts devoted to strategic investments, including in E-Commerce capabilities and other business transformation initiatives, and failure to achieve anticipated profitability increases and benefits from such initiatives within the expected time-frames or at all; the cyclicality of the video game industry; the Company’s dependence on the timely delivery of new and innovative products from its vendors; the impact of technological advances in the video game industry and related changes in consumer behavior on the Company’s sales; the Company’s ability to keep pace with changing industry technology and consumer preferences; decrease in popularity of certain types of video games; the Company’s ability to react to trends in pop culture with regard to its sales of collectibles and dependence on licensed products for a substantial portion of such sales; the competitive nature of the Company’s industry, including competition from mass retailers, E-Commerce businesses, and traditional store-based retailers; the ability and willingness of the Company’s vendors to provide marketing and merchandise support at historical or anticipated levels; the Company’s ability to attract and retain executive officers, including a new chief financial officer, and other key personnel; the Company’s ability to obtain favorable terms from its current and future suppliers and vendors, including those engaged as part of the Company’s shift to E-Commerce sales; the international nature of the Company’s business; foreign currency fluctuations; changes in the Company’s global tax rate; the impact of international crises and trade restrictions and tariffs on the delivery of the Company’s products; the Company’s dependence on sales during the holiday selling season; fluctuations in the Company’s results of operations from quarter to quarter; the Company’s ability to de-densify its global store base; the Company’s ability to renew, terminate or enter into new leases on favorable terms; the adequacy of the Company’s management information systems; the Company’s reliance on centralized facilities for refurbishment of its pre-owned products; the Company’s ability to maintain security of its customer, employee or company information; potential harm to the Company’s reputation, including from cybersecurity breaches; the Company’s ability to maintain effective control over financial reporting; restrictions on the Company’s ability to purchase and sell pre-owned video games; potential future litigation and other legal proceedings; changes in accounting rules and regulations; and the Company’s ability to comply with federal, state, local and international law. Additional factors that could cause results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 and other filings made from time to time with the SEC and available at the SEC’s Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

GameStop Corp. Investor Relations

(817) 424-2001

investorrelations@gamestop.com